Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Timing of Regular Monthly Dividend for October 2018 for Series A Cumulative Redeemable Perpetual Preferred Stock

COS COB, CT – September 17, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens, today announced the timing for the payment of its declared regular monthly dividend of $0.2031 per share of Series A Cumulative Redeemable Perpetual Preferred Stock for October 2018. The dividend will be payable on October 15, 2018 to holders of record as of September 30, 2018. The dividend will be paid in cash.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company with online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, and four additional AVOD networks that collectively have rights to exhibit thousands of movies and television episodes. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul